SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Southern Security Bank Corporation
(Name of Registrant as Specified in its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required
[  ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applied: ________________________________________________________________________________
2)	Aggregate number of securities to which transaction applied: ________________________________________________________________________________
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1 ________________________________________________________________________________
4)	Proposed maximum aggregate value of transaction: ________________________________________________________________________________
5)	Total fee paid: ________________________________________________________________________________
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1)	Amount previously paid:_______________________________________
2)	Form, Schedule or Registration Statement No.:_______________________________________
3)	Filing Party:_______________________________________
4)	Date Filed:_______________________________________

SOUTHERN SECURITY BANK CORPORATION
1000 BRICKELL AVENUE, SUITE 900
MIAMI, FLORIDA 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 12, 2001

To the Shareholders of Southern Security Bank Corporation:

        Notice is hereby given that the Annual Meeting of the Shareholders of Southern Security Bank Corporation (“Southern Security”) will be held at the Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida on Monday, November 12, 2001 at 9:30 a.m. local time for the following purposes:

  To elect four Class II Directors to serve until the 2004 Annual Meeting, to elect two Class I Directors to serve until the 2003 Annual Meeting, and to elect one Class III Director to serve until the 2002 Annual Meeting, and, in each case, until their successors have been elected and qualified; and

  To consider and take action upon approval of an amendment to Southern Security’s Certificate of Incorporation to (a) convert the Class A Voting Common Stock and Class B Non Voting Common Stock into a single class of voting common shares, (b) delete the Series A Preferred Stock as a series of the authorized Preferred Stock, and (c) to increase the authorized common stock of Southern Security to 100,000,000 common shares;

  To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on September 30, 2001 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders.

By Order of the Board of Directors, Harold L. Connell President and CEO

Miami, Florida
October 31, 2001

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING,
PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
RETURN IT IN THE ENCLOSED PREPAID ENVELOPE

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

SOUTHERN SECURITY BANK CORPORATION
1000 Brickell Avenue, Suite 900
Miami, Florida 33131
(305) 702-5501

        This Proxy Statement is furnished to the holders of Class A Voting Common Stock (the “Class A Stock”) and to the holders of Class B Non Voting Common Stock (the “Class B Stock”) (collectively, the “Common Stock”) of Southern Security Bank Corporation (“Southern Security”) in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders of Southern Security to be held on Monday, November 12, 2001 (the “Annual Meeting”), or any adjournment thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about October 31, 2001.

        Shareholders who execute proxies will retain the right to revoke them at any time before they are exercised. If you sign and return the enclosed proxy, the Class A Stock represented thereby will be voted for the election of the nominees for Director of the Board of Directors, and all shares of Common Stock will be voted for approval of amendments to the Certificate of Incorporation (the “Certificate”) to convert the Class A Stock and the Class B Stock of Southern Security into a single class of voting common shares and to increase the number of shares of authorized common stock to 100,000,000 common shares, unless you indicate otherwise on the proxy. The Class B Stock is not entitled to vote in the election for Directors but is entitled to vote with respect to the amendments to the Certificate.

        Under the Delaware General Corporation Law (“DGCL”) and Southern Security’s By-Laws (“By-Laws”), the presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The number of shares whose holders are present, or represented by proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the DGCL and the By-Laws, a plurality of the votes cast by the Class A Stock must be voted in favor of each nominee in order to elect the nominee, and majority of the votes cast by the Class A Stock and of the Class B Stock, each voting separately as a class, must be voted in favor of the proposed amendment to the Certificate of Incorporation in order for it to be approved. For voting purposes, all proxies marked “for”, “against”, “abstain”, or “withhold authority” will be voted in accordance with those instructions.

        The cost of solicitation of proxies by the Board will be borne by Southern Security. In addition to solicitations by mail, employees of Southern Security and its subsidiary may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of Southern Security or its subsidiary will receive any compensation for their solicitation activities in addition to their regular compensation. Southern Security will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of Southern Security stock held of record by such persons.

        The Board has fixed the close of business on September 30, 2001 as the record date for determining which shareholders entitled to notice of and to vote at the Annual Meeting. There were 18,230,842 shares of Class A Stock and 1,395,808 shares of Class B Stock outstanding and entitled to vote at the close of business on September 30, 2001.

BENEFICIAL OWNERSHIP OF SOUTHERN SECURITY'S COMMON STOCK BY CERTAIN PERSONS AND BY MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Southern Security’s Class A Stock and Class B Stock as of September 30, 2001, by each person known by Southern Security to be the beneficial owner of more than five percent of any class of Southern Security’s equity securities.

                                        Number of        Percent of     Number of      Percent of
  Name                                 Class A Shares      Class      Class B Shares      Class
  ----                                 --------------    ----------   --------------   ----------
  First Bancorp.                        1,573,330           8.6%           291,999        20.9%
  1519 Ponce De Leone Ave.
  Stop 23
  San Juan, PR 00908-0146

  Stephen L. Perrone                    1,510,149(2)        8.3%            60,000         4.3%
  3475 Sheridan Street #104
  Hollywood FL  33021

  Martin & Edith Stein                  1,199,331           6.6%           184,728        13.2%
  21331 Greenwood Ct.
  Boca Raton, FL 33433

  Philip C. Modder                      1,181,712(3)        6.5%               -0-         -0-%
  3475 Sheridan Street #104
  Hollywood, FL 33021
(1)	Information presented in this table has been obtained from the respective shareholders or from filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.
(2)	Number for Class A shares includes 557,142 shares held by a limited partnership and 381,579 held by a corporation with respect to which Mr. Perrone has sole voting power and shared investment power.
(3)	Number for Class A shares includes options to purchase 444,489 shares that are exercisable within 60 days, and 91,844 shares owned by Mr. Modder’s wife.

        The following table sets forth information concerning the beneficial ownership of Class A Stock and Class B Stock as of September 30, 2001, by each director, nominee for director, and executive officer named in the compensation table below, and by all directors and executive officers of Southern Security as a group.

                               Number of     Percent of      Number of      Percent of
Name (1)                    Class A Shares      Class      Class B Shares      Class
--------                    --------------   ----------    --------------   ----------
R. David Butler, Jr. (2)        41,891           0.2%             -0-           -0-%

Timothy S. Butler (3)          474,675           2.6%             -0-           -0-%

Samuel S. Caliendo             112,880           0.6%           3,864           0.3%

Hugo A. Castro (4)             545,238           3.0%             -0-           -0-%

Harold L. Connell (5)          486,904           2.7%             -0-           -0-%

Harold C. Friend (6)           435,460           2.4%          10,500           0.7%

Leonard F. Marinello           571,428           3.1%             -0-           -0-%

G. Carlton Marlowe (7)         469,886           2.6%             -0-           -0-%

Phillip C. Modder (8)        1,181,712           6.5%             -0-           -0-%

James F. Partridge             571,428           3.1%             -0-           -0-%

Stephen L. Perrone (9)       1,510,149           8.3%          60,000           4.3%

Eugene J. Strasser  (10)       390,130           2.1%             -0-           -0-%

Alberto Valle (11)             552,374           3.0%          79,998           5.7%

All Directors and Executive
Officers as a Group
(13 persons)                 7,344,155          40.3%         154,362          11.1%
(12)
(1)	The business address of each of the persons identified above is at Southern Security Bank Corporation, P.O. Box 6699, Hollywood, Florida 33081-6699.

(2)	Number for Class A shares includes options to purchase 11,841 shares that are exercisable within 60 days.

(3)	Number for Class A shares includes 83,334 shares owned by a trust to which Mr. Butler has sole voting and investment power and options to purchase 159,174 shares that are exercisable within 60 days.

(4)	Number for Class A shares includes options to purchase 116,667 shares that are exercisable within 60 days.

(5)	Number for Class A shares includes options to purchase 58,333 shares that are exercisable within 60 days.

(6)	Number for Class A shares includes options to purchase 19,953 shares that are exercisable within 60 days, 59,748 shares owned by Mr. Friends’ wife, and 147,500 shares owned by Mr. Friend as custodian for his children.

(7)	Number for Class A shares includes 468,219 shares owned by The Marlowe Family Ltd. Partnership.

(8)	See footnote (3) to preceding table.

(9)	See footnote (2) to preceding table.

(10)	Number of Class A shares includes 272,622 shares owned by Eugene Strasser’s wife and options to purchase 100,841 shares that are exercisable within 60 days.

(11)	Number of Class A shares includes 552,374 shares held by a corporation and with respect to which Mr. Valle has sole voting and shared investment power.

(12)	Except as otherwise indicated above, the directors and officers own these shares directly.

Item 1. ELECTION OF DIRECTORS

        A total of seven Directors are to be elected at the meeting. The Board is classified into three groups of Directors that serve staggered terms of three years each. The Board has nominated two Class II Directors, whose term of office will expire after the Annual Meeting, for re-election. On January 11, 2001, the Board voted to increase its size from eight to nine and, subject to bank regulatory approval of his service as Director, elected Hugo A. Castro to serve until the next annual meeting of shareholders. On September 25, 2001, the Board voted to increase its size from nine to thirteen and elected four additional people to serve on the Board until this Annual Meeting. In accordance with Southern Security's Certificate of Incorporation, which requires that the classes of its Directors be maintained as nearly equal as possible, the Board has designated that of the five new Director positions to be filled, two will be designated as Class I, two will be designated as Class II, and one will be designated as Class III.

        Accordingly, at the Annual Meeting, the shareholders will vote upon the election of four persons (including the two for the Directors whose regular term will expire) to the Board as Class II Directors to hold office until the 2004 annual meeting of shareholders, two persons as Class I Directors to hold office until the 2003 annual meeting of shareholders, and one person as a Class III Director to hold office until the 2002 annual meeting. In each case the term of the person elected will last until his or her successor is elected and qualified.

        The Board's nominees for election are as follows:

  Class II: Philip C. Modder, Eugene J. Strasser, Stephen L. Perrone and Samuel S. Caliendo

  Class I: Hugo A. Castro and Leonard F. Marinello

  Class III: Alberto Valle

        The persons designated as proxies intend to vote shares represented by properly executed proxies, in the absence of contrary instructions, in favor of the election of those nominees.

        All nominees have consented to serve as Directors, if elected. If at the time of the meeting any nominee should be unable to stand for election, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR.

        The following table provides information about the Directors and nominees for Director and about their present terms of office.

                                           PRESENT
                                            TERM
  NAME                          CLASS      EXPIRES        AGE        POSITION                   DIRECTOR SINCE
  ------------------------------------------------------------------------------------------------------------
  Continuing Directors:
  --------------------

  James F. Partridge             III        2002          71         Chairman of the Board      April 2000
  Harold L. Connell              I          2003          58         President and CEO          February 2000
  Timothy S. Butler *            III        2002          51         Director                   December 1992
  Harold C. Friend, M.D.         I          2003          54         Director                   December 1994
  R. David Butler, Jr. *         I          2003          52         Director                   December 1994
  G. Carlton Marlowe             III        2002          52         Director                   February 2000

  Nominees:
  ---------
  Philip C. Modder               II         2001          60         Director                   June 1992
  Eugene J. Strasser, M.D.       II         2001          54         Director                   December 1992
  Hugo A. Castro**               I          2001          58         Director                   February 2001
  Samuel  S. Caliendo            II         2001          51         Director                   September 2001
  Leonard F. Marinello**         I          2001          62         Director                   September 2001
  Stephen L. Perrone             II         2001          58         Director                   September 2001
  Albert Valle                   III        2001          63         Director                   September 2001

*       Timothy S. Butler and R. David Butler, Jr. are cousins.

**      The son of Hugo A. Castro is married to the daughter of Leonard F. Marinello.

        The following information about Southern Security's Directors and nominees for Director, relating to their principal occupations or employment, name and principal business of the corporation or other organization in which their occupation or employment is carried on, and other affiliations, has been furnished to Southern Security by the respective Directors.

        JAMES F. PARTRIDGE: Mr. Partridge, Chairman of the Board of Southern Security Bank Corporation, also serves as Chairman of the Audit & Examining and Compensation Committees. He retired as President of Visa International, Latin American and Caribbean Region, on June 30, 1999 after serving since 1978. At present he serves as a Strategic Director on the Regional Board of directors and is Chairman of its Executive & Planning Committee. He joined the management of Visa International, as Vice-President in charge of the Development Division for the Western United States, Latin America and Asia-Pacific in 1978.

        HAROLD L. CONNELL: Mr. Connell, President and Chief Executive Officer of Southern Security, is currently CEO of CP Capital Group, on Brickell Avenue in Miami, a financial services group formed by Mr. Connell in 1995. Mr. Connell's banking career spans two decades with such organizations as First Financial in Tampa, Florida, Atlantic Bank in Jacksonville, Florida, The European American Bank in New York City and Meritor Savings Bank in Philadelphia. In Miami, Mr. Connell was Chief Financial Officer of Pan American Banks, a New York Stock Exchange listed company that was acquired by NCNB, now Bank of America, in 1986. From 1989 to 1992, Mr. Connell was President and CEO of Sendero Corporation, a wholly owned subsidiary of Fiserv, Inc. a consulting and software development firm specializing in assisting bank management in managing interest-rate risk or asset liability for financial institutions. During his three years with Sendero, the company's client base exceeded 1,000 banks worldwide. Mr. Connell is a graduate and past instructor of both the American Bankers Association Investment School and the Stonier Graduate School of Banking.

        HUGO A. CASTRO: Mr. Castro was nominated to be a director, subject to regulatory approval, at a meeting of the Board of Directors on January 11, 2001, and he was confirmed as a Director in February 2001. Mr. Castro is currently President, Chief Executive Officer and a Director of Southern Security Bank. Mr. Castro previously served as President and Chief Executive Officer of Eastern National Bank in Miami, Florida, during 1999. Mr. Castro was an Executive Vice President with TotalBank in Miami, Florida from 1996 through 1998. From 1994 to 1996, he was Executive Vice President with Intercontinental Bank, Miami, Florida, having joined Intercontinental upon the acquisition of Commercial Trust Bank, Miami, Florida in 1993. Mr. Castro was the President and a founding shareholder of Commercial Trust Bank, Miami, Florida from 1988 to 1993.

        ROBERT DAVID BUTLER, JR.: Mr. Butler has served as a Director of Southern Security since 1994. Mr. Butler attended Carson-Newman College and the University of Tennessee and graduated with degrees in Business Administration, English, and Music. Mr. Butler retired from Eastern Airlines after fifteen years of service, in June of 1991. Mr. Butler resides in Coconut Grove, Florida, as a retired investor.

        TIMOTHY S. BUTLER: Mr. Butler has served as a Director of Southern Security since 1992, is a member of Southern Security's Audit Committee as well as a Director of the Bank. Mr. Butler attended Florida State University, Tallahassee, Florida, and Broward Community College, Fort Lauderdale, Florida. He has served as the President of Butler Properties Ltd. since 1971 which manages the family assets consisting of farm land and various other real estate holdings. From January 1989 to June 1992, Mr. Butler served as an Associate Director of Mizner Bank in Boca Raton, Florida.

        SAMUEL S. CALIENDO: Mr. Caliendo joined the Board of Southern Security in September 2001. Mr. Caliendo has lived in South Florida for more than 30 years. He has served as Vice President of Consolidated Construction, Inc., a commercial builder, since 1992; as President of Park Avenue Creative Decorating, Inc., a specialty residential decorating firm, since 1992, and as President of Shoreline Realty, Inc., a residential MLS realtor, since 1985. Mr. Caliendo is a graduate of Pompano Beach High School and of Florida State University, with a degree in Business and Government.

        HAROLD C. FRIEND, M.D.: Dr. Friend has served as a Director of Southern Security since 1994 and is a member of the Audit Committee. Dr. Friend has been a prominent resident of South Florida for 23 years. He received his B.A. from the University of Texas, and his M.D. degree from the University of Texas Southwestern Medical School in 1972. Dr. Friend is a board-certified Neurologist, practicing in Boca Raton, Florida. He has been active in numerous business activities, including past membership of the Advisory Board of Mizner Bank (Boca Raton, Florida), President of Puget Sound Yellow Taxi, a transportation company located in Seattle, Washington from June, 1993 to October, 1996, and President of the Neuroscience Center in Boca Raton, Florida from June 1985 to the present. Dr. Friend has also held past and present positions with the Southern Region of the Boy Scouts, Executive Board of United Way, and the Local and International Rotary. Dr. Friend's biography is published in multiple editions of Who's Who of the South and South West, and the World.

        LEONARD F. MARINELLO: Mr. Marinello has served as the Chairman of the Board of the Bank since June 2000. Mr. Marinello has been President and Chief Executive Officer of Allied Plating Supplies, Inc., a company engaged in the metal finishing business, from 1957 to the present, where he has been active in all phases of the business including domestic sales, international sales, manufacturing and finance. Mr. Marinello was a Director of Commercial Trust Bank from 1988 to 1993, when it was sold. During this time, he was an active member of that bank's Loan and Audit Committees. Mr. Mairnello has also served as a director of several privately held companies, including Allied Plating Supplies, Inc. (Chairman), Arch Drain Block Co. (Chairman), Brick Oven Pizzeria and Royal Sport, Inc. Mr. Marinello is a graduate of the University of Miami, where he received a Bachelor's degree in Finance.

        G. CARLTON MARLOWE: Mr. Marlowe has served as a Director of Southern Security Bank since 1999 and was elected by the Board of Directors to serve as a Director of the Company on February 25, 2000. Mr. Marlowe has been a partner of the law firm of G. Carlton Marlowe, P.A. since 1994. He received his B.A. from the University of Virginia in 1970 and his J.D. degree from the University of Miami School of Law in 1973. Mr. Marlowe is Vice President of The Marlowe Corporation and a partner of The Marlowe Family Limited Partnership, two family related entities that had their beginnings with the family owned banks in Kentucky dating to 1929.

        PHILIP C. MODDER: Mr. Modder, Director of Southern Security, served as President of Southern Security Bank Corporation from 1992 to February 2000 and has been involved in the banking industry in Palm Beach County, Florida, for over 25 years. Mr. Modder was educated at the University of Wisconsin, Racine Wisconsin, Evangel College, Springfield, Missouri, Palm Beach Community College, Lake Worth, Florida and Florida Atlantic University, Boca Raton, Florida which granted him a Bachelor of Science Degree in 1969, in the academic areas of Finance and Accounting. Prior to organizing Southern Security, Mr. Modder was President and Chief Executive Officer and an organizing director of Mizner Bank located in Boca Raton, Florida, from March 1987 to May 1992. Prior thereto, Mr. Modder served as Senior Vice President of Caribank of Palm Beach County. Prior to that time, Mr. Modder served as Senior Vice President and Area Manager of Atlantic National Bank for five years and Vice President and Branch Manager for eight years at Sun Bank. Mr. Modder has also served as an instructor for the American Institute of Banking.

        STEPHEN L. PERRONE: Mr. Perrone is a Founder and the President of Brickell Bay Capital Group, a private investment firm, which was formed in 1996. Prior to 1996, Mr. Perrone was a Partner in the law offices of Shutts & Bowen in Miami, Florida, where he began his law career in 1968. During his time as a Partner at Shutts & Bowen, Mr. Perrone was involved in corporate mergers and acquisitions, formation and structuring of investment vehicles for U.S. and non-U.S. investors and businesses, and U.S. income and estate planning matters. Mr. Perrone is also a Certified Public Accountant, licensed in Florida. Mr. Perrone has been active in community affairs, having been past President of the Miami Downtown Lions Club and of the Coral Gables-South Miami Khoury Baseball League, where he was active for twelve years. He was a founding member and continues to be on the Boards of Gulliver School and of the Miami City Ballet.

        EUGENE J. STRASSER, M.D.: Dr. Strasser has served as a Director of Southern Security since 1992. Dr. Strasser received his B.S. from the University of Maryland in 1968. He attended the University of Maryland Medical School in Baltimore, Maryland in 1972. He is licensed by the American Medical Board as a Board Certified General Surgeon and a Board Certified Plastic and Reconstructive Surgeon. He has established a private hospital, CosmePlast Center, in Coral Springs, Florida, where he has practiced medicine since 1981.

        ALBERTO VALLE: Mr. Valle has served as a Director of the Bank since August 2000, and as its Chief Operating Officer since September 2001. He is also the Chairman of the Technology Steering Committee and the Task Force Committee, a Sub-Committee of the Audit and Examining Committee, and a member of the Directors' Loan & Discount Committee, Asset/Liability & Investment Committee, and the Audit and Examining Committee, since August 2000. Mr. Valle attended the Havana Institute in Havana, Cuba, where he received a Bachelor's degree in Science. He has been employed with BMC Investments, Athlone of Florida, Inc. since March 1987, where he is responsible for direct supervision of new developments in Stuart, Florida and real estate holdings in Palm Beach county. Mr. Valle was a director of Commercial Trust Bank from 1988 to 1993, when it was sold. He also served as Vice President and Lending Officer for Commercial Bank & Trust Company from 1985 to 1988.

INFORMATION ABOUT MANAGEMENT

Committees of the Board

        The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. Nominations for positions on the Board are passed upon by the Board as a whole. The Board will review and consider Shareholders' suggestions of nominees for Director that are submitted in writing to the Board, at the address of Southern Security's principal executive office, not less than 120 days in advance of the date of Southern Security's proxy statement is released to Shareholders in connection with the previous year's Annual Meeting of Shareholders. The defined purposes and current membership of the Audit Committee and the Compensation Committee are as follows.

        Audit Committee. The Audit Committee has responsibility for general oversight of Southern Security's internal auditors, reviewing Southern Security's annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of Southern Security's financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Audit Committee also has responsibility for making a recommendation to the Board regarding the selection of Southern Security's independent auditors. The Audit Committee met one time during 2000. James F. Partridge, Harold C. Friend, and Timothy S. Butler serve on the Audit Committee.

Audit Committee Report

        The Audit Committee has reviewed and discussed the audited financial statements for the 2000 fiscal year with the Company's management and with the independent auditors, and it has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented and in effect. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented and in effect, and has discussed with the independent accountant the independent accountant's independence. Based on the foregoing discussions and review, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the 2000 fiscal year be included in the Company's Annual Report on Form 10-KSB for the 2000 fiscal year as filed with the Securities and Exchange Commission.

James F. Partridge	Harold C. Friend	Timothy S. Butler

        The information provided in the preceding paragraph will not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, unless in the future the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

        The members of the Audit Committee are independent within the meaning of Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

        The Board of Directors has not yet adopted a written charter for the Audit Committee.

        Compensation Committee: Southern Security has a Compensation Committee composed of James F. Partridge, G. Carlton Marlowe, and Stephen L. Perrone. The Compensation Committee is responsible for negotiating any future employment agreements for executive officers, their amendments, stock option plans, 401-K's, and other compensation agreements for executive officers. The Compensation Committee was first organized in February 2001 and did not meet during 2000.

Board and Committee Meetings

        The Board of Directors held 12 meetings in fiscal year 2000, and all of the Directors attended at least 75% of the aggregate of (a) the total number of meeting of the Board held during the period for which they served as Director, and (b) the total number of meetings held by all Committees of the Board on which they serve, except that R. David Butler attended 67% of the total meetings applicable to him, G. Carlton Marlowe attended 71% of the total meetings applicable to him, and Eugene J. Strasser attended 58% of the total meetings applicable to him.

Compensation of Directors

        At present Southern Security does not compensate any of its Directors for their services to Southern Security as Directors, although it is planning such action in the future, including but not limited to grants of stock options, subject to applicable regulatory limitations and shareholder approval. Southern Security may reimburse its Directors for their costs incurred for attending meetings of the Board of Directors.

Compensation of Management

        The following table shows information concerning annual and long-term compensation to certain Executive Officers for services to Southern Security for the years ended December 31, 2000, 1999 and 1998. The table includes information on Southern Security's President and Chief Executive Officer, Harold L. Connell, Director and former President, Phillip C. Modder, and its former Chief Executive Officer, James L. Wilson (collectively, the "Named Executive Officers"). No other current Executive Officer earned more than $100,000 in salary and bonus in 2000.

                         Annual Compensation                  Long-Term Compensation

                                                       Securities
Name  and                             Other Annual     Underlying      LTIP        Other
Principal Position   Year   Salary    Compensation   Options/SARs(#)  Payouts   Compensation
------------------   ----   ------    ------------   ---------------  -------   ------------
Harold L. Connell,   2000   $125,000   $ 6,240 (1)       125,000        -0-          $ -0-
President and CEO
                     1999        -0-        -0-              -0-        -0-          $ -0-
                     1998        -0-        -0-              -0-        -0-          $ -0-
Philip C. Modder,    2000    $13,049        -0-           23,865        -0-          $ -0-
Former President,
Director
                     1999   $125,000   $17,000 (1)       128,454        -0-          $ -0-
                     1998   $175,000   $17,000 (1)        52,538        -0-          $ -0-
James L. Wilson,     2000   $125,000   $17,000 (1)           -0-        -0-          $ -0-
former Chief
Executive Officer
                     1999   $125,000   $17,000 (1)       128,454        -0-          $ -0-
                     1998   $175,000   $17,000 (1)        52,538        -0-          $ -0-
(1)	Includes Term Life Insurance premiums and automobile allowances of $10,800 to Messrs. Modder and Wilson. Includes $6,240 automobile allowance to Mr. Connell.

The following table shows information concerning options granted to Named Executive Officers during the fiscal year ended December 31, 2000.

                                     Options / SAR Grants in Last Fiscal Year

                        Number of      Percentage of Total
                       Securities        Options/SAR's
                       Underlying     Granted to Employees
                      Options/SAR's       in Fiscal         Exercise or Base
Name                    Granted             Year             Price ($/Share)    Expiration Date
-----------------------------------------------------------------------------------------------
Harold L. Connell        125,000             31%                    $0.35          4/01/2005
Philip C. Modder          23,865              6%                    $1.25          1/01/2010

The following table shows information concerning option exercises and year-end option values for options held by the Named Executive Officers.

             Aggregated Option/SAR Exercises in last fiscal year and Fiscal Year-End Option SAR Values

                                                         Number of
                                                         Securities       Value of
                                                         Underlying      Unexercised In-
                                                         Unexercised      the-Money
                                                        Options/SAR's    Options/SAR's at
                                                          at FY-End          FY-End
                   Shares Acquired on                    Exercisable/     Exercisable/
Name                   Exercise        Value Realized   Unexercisable    Unexercisable
-----------------------------------------------------------------------------------------
Harold L. Connell        -0-                -0-         58,300 / 66,700    $ -0- (2)
Philip Modder          44,333             $239.40       44,489 / 0         $ -0- (3)
(1)	There is no market for Southern Security's Common Stock and any shares issued upon exercise of the options would have been restricted under the Securities Act.
(2)	Average option exercise price was $0.35 per share.
(3)	Average option exercise price was $0.43 per share.

Employment Agreements

        Southern Security entered into an Employment Agreement with Harold L. Connell, dated April 25, 2000, under which he serves as President and CEO . The agreement automatically renews for a one year term on April 1 of each year, unless either party notifies the other, sixty days prior to the ending date. No such notice was delivered in 2001. Mr. Connell's Employment Agreement provides that he will receive: a minimum base salary of $125,000; health, hospitalization, and disability benefits; life insurance; and an automobile or an automobile allowance. Mr. Connell's Employment Agreement also provided for the grant to him of options to purchase 125,000 shares of Class A common stock at $.35 per share that vested as to 25,000 shares on April 1, 2000, and as to the options for the remaining 100,000 shares, one third at the end of each successive year. The options are exercisable for a period of 5 years after vesting, but terminate 90 days after his separation from employment for any reason.

        The Bank entered into an Employment Agreement with Hugo A. Castro, dated April 20, 2000, under which he serves as its President and CEO . The agreement automatically renews for a one year term on April 1 of each year, unless either party notifies the other, sixty days prior to the ending date. No such notice was delivered in 2001. Mr. Castro's Employment Agreement provides that he will receive: a minimum base salary of $125,000 per annum, which will increase to $150,000 when the Bank's capital increases to $6,000,000 and to $175,000 when the Bank's capital reaches $100,000,000; health, hospitalization, and disability benefits; life insurance; and an automobile or an automobile allowance. Mr. Castro's Employment Agreement also provided for the grant to him of options to purchase 250,000 shares of Class A common stock at $.35 per share that vested as to 50,000 shares on April 1, 2000, and as to the options for the remaining 200,000 shares, one third at the end of each successive year. The options are exercisable for a period of 5 years after vesting, but terminate 90 days after his separation from employment for any reason.

        The Bank entered into an Employment Agreement with Philip C. Modder, dated April 25, 2000, under which he serves as its Regional President, Palm Beach County. The agreement automatically renews for a one year term on April 1 of each year, unless either party notifies the other, sixty days prior to the ending date. No such notice was delivered in 2001. Mr. Modder's Employment Agreement provides that he will receive: a minimum base salary of $125,000 per annum; health, hospitalization, and disability benefits; life insurance; and an automobile or an automobile allowance.

        The Employment Agreements above contain provisions for payment of one year of compensation to the executive in the event of termination without cause. Messrs. Connell, Castro and Modder and other executive officers of the Company and the Bank will be considered for inclusion in a management incentive bonus plan and the executive stock option plan which will be presented for Board consideration in the near future.

Certain Transactions

        As of December 31, 2000, Southern Security owed $93,750 to Harold L. Connell, $42,208 to Philip C. Modder and $6,950 to Floyd D. Harper for accrued wages and benefits. Southern Security subsequently paid these amounts in full.

        Southern Security had an unsecured Note payable to a trust affiliated with a stockholder in the amount of $100,000 at December 31, 1999. The Note was paid in full during 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires Southern Security'sdirectors, executive officers and persons who own more than 10% of Southern Security's common stock, to file with the Securities and Exchange Commission reports of their beneficial ownership and changes in ownership of common stock of Southern Security. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of Section 16(a) reports furnished to Southern Security, we believe that none of the foregoing persons failed to file during 2000 on a timely basis the reports required to be filed by them under Section 16(a) of the Exchange Act.

Item No. 2: PROPOSAL TO CONSIDER AND TAKE ACTION UPON APPROVAL OF AN AMENDMENT TO SOUTHERN SECURITY’S CERTIFICATE OF INCORPORATION

        By resolution adopted on September 25, 2001, the Board approved and recommended for approval by Southern Security’s stockholders an amendment to its Certificate of Incorporation (“Certificate”) to (a) convert Southern Security’s Class A Stock and Class B Stock into a single class of common shares, (b) delete the Series A Preferred Stock as a series of the authorized Preferred Stock, and (c) increase the authorized common stock to 100,000,000 common shares. A copy of the proposed amendment to the Certificate is attached as Appendix A.

        Combination of Class A Voting Common Stock and Class B Common Stock

        The Certificate authorizes Southern Security to issue up to 35,000,000 shares of common stock having a par value of $.01 per share, of which 30,000,000 may be Class A Stock, and 5,000,000 may be Class B Stock. The Class B Stock is identical to the Class A Stock except that (1) the Class B Stock has no right to vote on any matter except as required by law, and (2) the Class B Stock has certain rights with respect to conversion into Class A Stock.

        The kinds and amounts of the currently authorized classes of Southern Security’s stock were authorized at the time of the merger of Southern Security’s predecessors, Southern Security Bank Corporation and Southern Security Financial Corporation, on November 11, 1997. The outstanding Class B Stock was sold by Southern Security in a private offering made during 2000 and 2001 of Class A Stock and Class B Stock in which the shares were sold in Units (and fractional Units) in which each Unit consisted of 60,000 shares of Class A Stock and 18,000 shares of Class B Stock. Southern Security sold a total 4,652,693 shares of Class A Stock and 1,395,808 shares of Class B Stock in the offering. As of September 30, 2001, there were 18,230,842 shares of Class A Stock outstanding and 1,395,808 shares of Class B Stock outstanding.

        As of September 30, 2001, there were 720 holders of record of Class A Stock and 43 holders of record of Class B Stock. The combination of the Class A Stock and the Class B Stock will have the effect of increasing the amount of outstanding voting stock by 13.1%, and the voting power of each share of Class A Stock will be diluted by a corresponding amount. As of September 30, 2001, all Southern Security’s Named Executive Officers and Directors as a group beneficially own 7,334,155 shares of Class A Stock, or 40.3% of the outstanding voting stock, and, if the amendment to the Certificate had then been in effect, they would have beneficially owned 7,498,517 common shares or 38.0% of the outstanding voting stock.

        The Certificate provides that the Class B Stock will automatically convert into Class A Stock upon the effective date of a registration statement under the Securities Act of 1933 relating to an initial public offering and sale of the Southern Security’s Class A Stock (other than registrations for certain limited kinds of offerings). The holders of Class B Stock would have “piggy-back” rights with respect to registration under the Securities Act of 1933 to have their new Class A Stock included in a registered public offering of Class A Stock. The Class B stockholder's stock that would be included in the registered offering would be subject to being reduced, in the discretion of the underwriters, if the underwriters believed that the amount of the Class B stockholder's stock to be offered would adversely affect the sale of other stock by Southern Security. Thus, if there were a public offering of Southern Security’s Class A Stock while the Class B Stock was outstanding, the Class B Stock would automatically convert into Class A Stock, and the holders of the Class B Stock would have a limited right to sell their converted stock at that time in the registered public offering.

        Accordingly, if the proposed amendment is approved and becomes effective, the holders of outstanding Class B Stock will be advantaged by having their Class B stock immediately converted into Class A Stock and thereby receiving voting privileges. The holders of the Class B Stock would also be disadvantaged to some extent by losing their “piggy-back” registration rights with respect to any registered public offerings made by Southern Security at the time of the conversion.

        Holders of Class B stock who have held their Class B Stock for a minimum of two years and who are not affiliates of Southern Security within the three months preceding the sale, may sell their Class B Stock under SEC Rule 144(k) free of restriction under the Securities Act. Holders of Class B Stock whose stock is converted into Class A Stock, whether as result of automatic conversion under the Certificate or as a result of conversion caused by the proposed amendment to the Certificate, will be able count the period that they have held their Class B Stock in determining whether they may sell their Class A Stock under Rule 144(k).

        Southern Security does not have any current plans to effect a registered public offering of its stock. There is currently no active trading market with respect to either the Class A Stock or the Class B Stock. Southern Security’s management believes that if the Class A Stock and the Class B Stock are combined, the simplification of Southern Security’s capital structure and the increase in the number of outstanding shares of one class will help to facilitate the development of a trading market in Southern Security’s common stock.

Deletion of the Series A Preferred Stock as a series of the authorized Preferred Stock.

        The Certificate authorizes Southern Security to issue up to 5,000,000 shares of Preferred Stock, par value $.01 per share. The Certificate designates 1,200,000 of the 5,000,000 shares of Preferred Stock as Series A Preferred Stock. None of the Preferred Stock and none of the none of the Series A Preferred Stock is issued or outstanding.

        The Series A Preferred Stock was authorized at the time of the merger of Southern Security’s predecessors, Southern Security Bank Corporation and Southern Security Financial Corporation, on November 11, 1997. Generally, the designated rights and preferences of the Series A Preferred Stock include:

  Cumulative annual dividends of $.06 per share, payable in equal quarterly installments in cash or, if approved by the holders of a majority of the outstanding Series A Preferred Stock, in kind;
  Participation on an equal basis in any dividends paid on the Common Stock;
  Voting rights on an equal basis with the Class A Stock;
  A $1.50 per share liquidation preference;
  If Southern Security effects an initial public offering of Class A Stock that is registered under the Securities Act of 1933, each holder of the Series A Preferred Stock will have the right to convert the holder’s shares into Class A Stock and participate in the offering or cause Southern Security to buy all of the shares at $1.50 per share (subject to anti-dilution provisions).

        The specific rights and privileges of the Series A Preferred Stock were designed for a contemplated offering of that stock which never occurred. Southern Security’s management considers it extremely unlikely that Southern Security will ever have a need or interest in making an offering of a series of the Preferred Stock having the specific attributes of the Class A Preferred Stock.

        Consequently, the proposed amendment to the Certificate would simplify the Certificate by deleting the Class A Preferred Stock as a class of authorized stock, and it would have the effect of restoring 1,200,000 shares to the undesignated shares of Preferred Stock.

        The Certificate permits the Board of Directors, by resolution, to authorize one or more series of Preferred Stock and to designate their terms including, without limitation, their dividend rate, redemption rate, liquidation rate, sinking fund provisions, convertibility and voting powers.

        Shareholders should note that the Board could cause Southern Security to issue shares of a series of Preferred Stock having features that would tend to frustrate or discourage potential business combinations. By fixing the liquidation premium, preferences or voting rights of a new series and selling it to a third party, the Board could dilute the percentage of stock owned by an acquiring shareholder or increase the cost to an acquiring shareholder of acquiring a sufficient amount of voting stock to obtain control of Southern Security. Also, the Board could cause Southern Security to sell a new series of Preferred Stock to a holder or holders who would thereby have sufficient voting power to assure that any proposal to effect certain business combinations or amend provisions of the Certificate would not receive the shareholder vote required by law. To the extent that the terms of the Series A Preferred Stock to be deleted are unsuitable for taking these actions, the effective increase in the amount of undesignated Preferred Stock from 3,800,000 shares to 5,000,000 shares can be viewed as enhancing the Board’s ability to take these kinds of actions.

        The Board believes that the authorized shares of Preferred Stock are desirable for Southern Security to have available for possible future financings, acquisitions and other corporate purposes. By enabling the Board to determine the terms of a series of Preferred Stock at the time of issuance, the undesignated Preferred Stock enables the Board to provide for the specific terms appropriate to a specific issuance without the expense and delay of holding a special meeting of shareholders. The Board believes that this added flexibility will be beneficial to Southern Security by helping it to complete future financings and acquisitions in a timely and cost efficient manner.

        Increase in the Amount of Authorized Common Stock

        The proposed amendment to the Certificate would increase the number of authorized shares of common stock from 35,000,000 (30,000,000 shares of Class A Stock, and 5,000,000 shares of Class B Stock) to 100,000,000 common shares. As of September 30, 2001, 18,230,842 shares of Class A Common Stock were outstanding, and 921,298 shares of Class A Common Stock were reserved for issuance upon conversion of outstanding stock options, while 1,395,808 shares of Class B Stock were outstanding, and no shares of Class B Stock were reserved for issuance.

        The Board believes that it is desirable to have the additional shares of common stock available for future financings, acquisitions, employee benefit plans, and other general corporate purposes. At present, in the opinion of the Board and its financial advisors, the number of authorized but unissued shares available is insufficient for Southern Security’s needs for those purposes. If the proposed amendment to the Certificate is approved and becomes effective, the additional shares would be issuable at the Board’s discretion without further shareholder action, except as might be required by law or regulation with respect to specifi kinds of sales or transfers.

        Although the Board has no present intention of doing so, shares of authorized but unissued common stock could be used in one or more transactions which could make it more difficult, and therefore less likely, for a third party to effect a takeover of Southern Security. Any such issuance of additional common stock could have the effect of diluting the stock ownership of persons seeking control of Southern Security. The possibility of such dilution could have a deterrent effect on persons seeking to acquire control of Southern Security without purchasing 100% of the Company’s outstanding shares. Pursuant to the Certificate, shareholders are not entitled to preemptive or other rights to subscribe for shares of common stock that may be issued in the future. The absence of preemptive rights means that current shareholders do not have a prior right to purchase new shares of common stock in order to maintain their proportionate ownership interest.

        The Board could, although it has no present intention of doing so, authorize the issuance of shares of common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to alter, amend or repeal any provisions of the Certificate would not receive the majority approval that would be required. Further, such a holder might also have sufficient voting power to assure that any proposal to effect certain business combinations or amend the Certificate would not receive the shareholder approval required under Delaware law. Accordingly, the power to issue additional shares of common stock would enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

        Vote on Approval of Amendment to the Certificate

        The proposed amendment to the Certificate was authorized at the September 25, 2001 meeting of the Board, subject to the approval and ratification by shareholders at the Annual Meeting. Under applicable Delaware Law, the Class B Stock may vote as a class when any amendment to the Certificate might adversely affect its powers, preferences or special rights or increase the authorized shares of its class. Provided that a quorum of each class is present, the favorable vote of the holders of a majority of the Class A Stock voting as a class on the matter, and the favorable vote of the holders of a majority of the Class B Stock voting as a class on the matter, is required for approval of the proposed amendment to the Certificate.

        If the Shareholders approve these provisions as proposed, Southern Security would file a Certificate of Amendment to the Certificate with the Delaware Secretary of State incorporating the provisions set forth in Appendix A.

        The Board believes that the proposed amendment to the Certificate will simplify and rationalize Southern Security's capital structure and thereby help to facilitate the eventual development of a trading market for Southern Security's common shares.

        THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION.

        Unless marked otherwise, proxies received by Southern Security will be voted in favor of adoption of the proposed Amendment to the Certificate of Incorporation.

SHAREHOLDER PROPOSALS

        Shareholder proposals to be considered for inclusion in the Proxy Statement for the next annual meeting must be submitted on a timely basis for the 2002 Annual Meeting of Shareholders. Shareholder proposals will be timely only if received by Southern Security at its principal executive offices no later than July 5, 2002, unless the 2002 Annual Meeting date is moved more than 30 days from the date it was held in 2001, in which case proposals must be received a reasonable date prior to the date that proxy materials are sent out for the 2002 Annual Meeting. Southern Security currently anticipates that it may hold its 2002 Annual Meeting in May of 2002. Any such proposals, as well as any questions related thereto, should be directed to the attention of Mr. Floyd D. Harper, Vice President and Secretary.

INDEPENDENT AUDITORS

        The Board has selected the firm of McGladrey & Pullen, LLP (“McGladrey”), Fort Lauderdale, Florida, as the independent auditors to examine the accounts of Southern Security for the 2001 fiscal year. A representative of McGladrey is expected to attend the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. No member of McGladrey has any past or present interest, direct or indirect, in Southern Security or its subsidiary.

Audit Fees

        Southern Security engaged McGladrey to perform an audit of Southern Security’s annual financial statements for the year ended December 31, 2000 and to provide reviews of the financial statements contained in its Form 10-QSBs for that year, and McGladrey billed Southern Security an aggregate of $32,805 for those services.

Financial Information Systems Design and Implementation Fees

        McGladrey did not render any services for financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

        Southern Security also engaged McGladrey to provide tax and other non-audit related services for the year ended December 31, 2000 for aggregate fees of $14,940.

OTHER MATTERS

        Except for the matters set forth above, the Board knows of no other matters which may be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgement in such matters.

        Southern Security’s 2000 Annual Report to Shareholders, although not a part of this Proxy Statement, is enclosed.

        A copy of Southern Security’s Annual Report on Form 10-KSB for the fiscal year 2000 may be obtained without charge by any shareholder of record by written request to Floyd D. Harper, Vice President and Secretary at Southern Security Bank Corporation, P.O. Box 6699, Hollywood, Florida 33081.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTHERN SECURITY BANK CORPORATION

Under Section 242 of the General
Corporation Law of the State of Delaware

        Southern Security Bank Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

        FIRST:

        1. Article FOURTH of the Certificate of Incorporation is amended by this Certificate of Amendment to effect the following changes authorized under Section 242 of the General Corporation Law of the State of Delaware:

        (a) to change the authorized capital stock of the Corporation from 30,000,000 shares of Class A Voting Common Stock, par value $.01 per share, 5,000,000 shares of Class B Non-Voting Convertible Common Stock, and 5,000,000 shares of preferred stock (including 1,200,000 shares of Series A Preferred Stock,$.01 per share, by (1) providing that the Corporation is authorized to issue 100,000,000 common shares, par value $.01 per share, (2) converting the issued shares of Class A Voting Common Stock and the Class B Non-Voting Convertible Common Stock into common shares, par value $.01 per share, on a share-for-share basis, and eliminating the authorization to issue Class A Voting Common Stock and Class B Non-Voting Convertible Common Stock, and (3) deleting the Series A Preferred Stock, none of which is issued or outstanding, as an authorized series of the Preferred Stock; and

        (b) to designate the relative rights, preferences and limitations of shares of all classes of stock;

        2. In order to effect the amendment, Article FOURTH of the Certificate of Incorporation is deleted in its entirety, and the following new Article FOURTH shall be substituted in its place:

            "FOURTH: The number of shares of stock that this Corporation is authorized to issue is one hundred and five million (105,000,000) shares, of which: one hundred million (100,000,000) shares shall be common shares having a par value of $.01 per share (the “Common Shares”); and five million (5,000,000) shares shall be preferred stock having a par value of $.01 per share (the “Preferred Stock”). The relative rights, preferences, and limitations of the shares of each class shall be as follows:

            (1) Common Shares: Subject to the rights of the holders of Preferred Stock, the Common Shares will have the following relative rights, preferences and limitations:

                 (a) Conversion of Class A Common Stock into Common Shares: Each share of Class A Voting Common Stock, par value of $.01 per share, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically converted, reclassified and changed (without any further act) into one (1) fully paid and non assessable Common Share, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued. After the conversion of all shares of Class A Voting Common Stock into Common Shares, each share of Class A Voting Common Stock shall automatically be cancelled and retired and shall cease to exist, and no further consideration shall be delivered or deliverable in exchange therefor.

                 (b) Conversion of Class B Common Stock into Common Shares: Each share of Class B Non-Voting Convertible Common Stock, par value of $.01 per share, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and non assessable Common Share, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued. After the conversion of all shares of Class B Non-Voting Convertible Common Stock into Common Shares, each share of Class B Non-Voting Convertible Common Stock shall automatically be cancelled and retired and shall cease to exist, and no further consideration shall be delivered or deliverable in exchange therefor.

                 (c) Voting Rights: Except as provided herein, as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Shares shall have the exclusive right to vote for the election of directors and for all other purposes, in each case acting by such vote as required under applicable law (or by such greater vote that would be required under applicable law as may be set forth herein or in the By-laws of the Corporation). Each Common Share shall have one vote.

                 (d) Dividends: Subject to any preferential or other rights granted to holders of Preferred Stock and subject to any other provisions hereof and applicable law, holders of Common Shares shall be entitled to dividends and other such distributions, in cash, securities or property of the Corporation as may be declared thereon by the Corporation’s Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, whether payable in cash, property or securities of the Corporation.

                 (e) Rights on Liquidation: Subject to any preferential or other rights granted to holders of Preferred Stock and subject to any other provisions hereof, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Common Shares according to their respective shares. For purposes of this paragraph, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease by the Corporation of all or substantially all of its assets, shall not constitute or be deemed a liquidation, dissolution or the winding-up of the Corporation.

                 (f) Options, Warrants, and Convertible Securities: Immediately after this amendment becomes effective, the rights, if any, of the holders of (i) issued and outstanding Preferred Stock, (ii) options, (iii) warrants, (iv) or other convertible securities of every kind, to convert, exchange for or acquire shares of Class A Voting Common Stock or Class B Non-Voting Convertible Common Stock, shall become a similar right to convert, exchange for, or to acquire Common Shares.

            (2) Preferred Stock. The Board of Directors shall have the authority to issue the Preferred Stock from time to time, without further action by the Corporation’s stockholders, in one or more series, with designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof as the Corporation’s Board of Directors may determine, by resolution providing for the issuance of shares of Preferred Stock, which may include, but shall not be limited to, the following:

                 (a)The number of shares that will constitute such series and the designation of such series.

                 (b) The voting powers, full or limited, of such series or that such series shall have no voting power.

                 (c) The rate of dividends payable on such series, the time(s) when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative.

                 (d) Whether the shares of such series shall be redeemable, and if redeemable, whether such shares shall be redeemable at the option of the Corporation or the holder of such shares or upon the happening of a specified event, the rate(s) or price(s) at which a redemption shall take place with such adjustments as may be provided and any other teens or conditions of any redemption.

                 (e) Whether the Corporation shall create a sinking or similar fund for the redemption or purchase of shares and, if so, the terms and provisions that shall govern such fund.

                 (f) The rights of the holders of shares upon the liquidation, dissolution or any distribution of the assets of the Corporation.

                 (g) The rights, if any, of holders of shares, to convert such shares into, or to exchange such shares for, shares of any other class(es) or any other series of the same or any other class(es) of stock of the Corporation, the prices(s) or rate(s) of exchange with such adjustments as shall be provided at which such shares shall be convertible or exchangeable whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Corporation or upon the happening of a specified event, and any other terms or conditions of such conversation or exchange.

                 (h) The relative rights among each series with regard to dividends and liquidation preferences.

            (3) Adjustment of Authorized Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation that is entitled to vote, without requiring a class vote of the Preferred Stock or any class or series thereof, except as may be otherwise provided in the resolution(s) fixing the voting rights of such class or series.

            (4) No Preemptive Rights. The holders of Common Shares or Preferred Stock of the Corporation will not be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock or other securities of the Corporation.

        SECOND: The Board of Directors of the Corporation duly adopted a resolution setting forth the amendments set forth above, declaring its advisability and directing that the amendments be considered at a special meeting of the stockholders of the Corporation entitled to vote in respect thereof. The amendments have been duly adopted by vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of outstanding stock of each class entitled to vote thereon as class, in accordance with Section 242(b) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Harold L. Connell, its Chief Executive Officer, and Floyd D. Harper, its Secretary, this ___ day of ___________, 2001.

SOUTHERN SECURITY BANK CORPORATION
By_______________________________________ Harold L. Connell

SOUTHERN SECURITY BANK CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
On November 12, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SOUTHERN SECURITY BANK CORPORATION

The undersigned shareholder(s) of Southern Security Bank Corporation hereby appoints Floyd D. Harper and Timothy S. Butler, or either of them (with full power to act alone), with full power of substitution, as proxy or proxies, to represent and vote as designated below all the shares of Class A Voting Common Stock and Class B Non Voting Common Stock of Southern Security Bank Corporation (“Southern Security”), which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of Southern Security to be held at the Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida at 9:30 a.m. on Monday, November 12, 2001, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are authorized to vote on the following matters to the extent the shares represented are entitled to vote.

1.	ELECTION OF DIRECTORS	Nominees are listed below

[ ]	FOR the election of all nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Philip C. Modder, Eugene J. Strasser, Stephen L. Perrone, and Samuel S. Caliendo to serve as Class II Directors until the Annual Meeting of Shareholders in 2004; Hugo A. Castro and Leonard F. Marinello to serve as Class I Directors until the Annual Meeting of Shareholders in 2003; and Alberto Valle to serve as a Class III Director to serve until the Annual Meeting of Shareholders in 2002.

INSTRUCTION: To withhold authority to vote for any indicated nominee, write the name of the nominee(s) in the following space:_________________________________________________________

2.           AMENDMENT OF CERTIFICATE OF INCORPORATION to include provisions relating to conversion of Southern Security’s Class A Voting Common Stock and Class B Non Voting Common Stock into a single class of voting common shares on a one-for-one basis, deletion of the Class A Preferred Stock as an authorized series of the Preferred Stock, and to increase the authorized common stock to 100,000,000 common shares:

                  [ ] FOR                                 [ ] AGAINST                                 [ ] ABSTAIN

3.	SAID PROXIES ARE GIVEN DISCRETION TO VOTE UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED IN PROPOSAL NO. 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS.

Please sign exactly as name appears above. When signing as attorneys, executors, administrators, trustee or guardian, please give full title as such. Proxies issued by a corporation should be signed with full corporate name by a duly authorized officer or officers. If a partnership, please sign the partnership name by an authorized person. For joint tenants, each owner should sign.

Dated____________	____________________________ (Signature of Stockholder[s])

____________________________ (Signature of Stockholder[s])

PLEASE SIGN, DATE, AND RETURN PROXY